CRAILAR TECHNOLOGIES INC.

SECURED SUBORDINATED CONVERTIBLE DEBENTURE SUBSCRIPTION AGREEMENT

TO:         CRAILAR TECHNOLOGIES INC. (the "Corporation").
The undersigned (the "Subscriber") hereby irrevocably subscribes for a convertible debenture of the Corporation (the "Debenture") having an aggregate principal amount set forth below (the "Principal Amount") and bearing interest at a rate of 10.0% per annum, maturing on September 30, 2017 and convertible, at any time before maturity, at the option of the holder, into previously unissued common shares of the Corporation (each, a "Share") at $2.90 per Share, all upon and subject to the terms and conditions set forth in Schedule "A" attached hereto.
Aggregate Principal Amount: $_________________ (Increments of $1,000 only)	Register the Debenture as follows: (Name) (Account reference, if applicable) (Address) (Address)

(Name of Subscriber - please print)

(Authorized Signature of Subscriber)

(Official Capacity or Title if not an individual)

(Please print the name of the individual whose signature appears above if different from the name of the Subscriber)

(Subscriber's Address)

(Subscriber's Address)

(Telephone Number) (E-Mail Address)

(S.I.N.)

Deliver the Debenture as follows: (Name) (Contact Name) (Address) (Address)

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Accepted and agreed to by the Corporation as of the _________ day of ___________________, 2013.	) ) ) ) )	CRAILAR TECHNOLOGIES INC. Per: Authorized Signatory

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION AGREEMENT

This document contains a number of forms required by securities legislation and policy, some of which you must complete and others not depending on several factors. Please read the following guide carefully as it will assist you in completing this Subscription Agreement correctly.

All Subscribers:

1. Enter the Principal Amount of the Debenture and your name, address and social insurance or tax number, and sign where indicated on the first page.

2. Complete the information required under "Information Regarding the Subscriber" on page 4.

3. All Subscribers who are not individuals must complete Schedule "B" - "Corporate Placee Registration Form", unless this form is already on file with the TSX Venture Exchange (the "Exchange") and there is no change in the information already filed.

Canadian Subscribers and Subscribers Outside the United States

1. If you are an "Accredited Investor" as defined in National Instrument 45-106 (generally a high net worth or high income investor), you must complete and sign Schedule "C" - "Accredited Investor Certificate".

2. Subscribers resident in a Province of Canada other than Ontario and Saskatchewan, and who are not "Accredited Investors" but who are officers, directors, employees, family, close friends or business associates thereof, must complete and sign Schedule "D" - "Statement of Friends, Family and Business Associates".

3. Subscribers resident in Ontario, and who are not "Accredited Investors" but who are a founder or control person of the Corporation or are a spouse, parent, brother, sister, grandparent, grandchild or child of an executive officer, director or founder of the Corporation, must complete and sign Schedule "E" - "Statement of Ontario Founders, Control Persons and Family".

Subscribers in the United States

If you are a U.S. Purchaser (as defined in section 7 of Schedule "A" - Terms of Subscription Agreement) complete and sign Schedule "C" - "Accredited Investor Certificate" and Schedule "F" - "Certification of U.S. Purchaser".

__________

INFORMATION REGARDING THE SUBSCRIBER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1. Security Holdings. Prior to giving effect to the securities being subscribed for under this Subscription Agreement, the Subscriber and all persons acting jointly and in concert with the Subscriber currently own, directly or indirectly, or exercise control or direction over (provide additional detail as applicable):

 _________________ common shares of Crailar Technologies Inc. (the "Corporation") and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Subscriber to acquire additional common shares or other kinds of shares of the Corporation:

No shares of the Corporation or securities convertible into shares of the Corporation.

2. Insider Status. The Subscriber either:

Is an "Insider" of the Corporation as defined in the Policies of the Exchange by virtue of being:

(a) a director or senior officer of the Corporation;

(b) a director or senior officer of a company that is an Insider or subsidiary of the Corporation;

(c) a person that beneficially owns or controls, directly or indirectly, voting shares of the Corporation carrying more than 10% of the voting rights attached to all the Corporation's outstanding voting shares; or

(d) the Corporation itself if it holds any of its own securities.

Is not an Insider of the Corporation.

3. Pro Group Status. The Subscriber either:

Is a Member of the "Pro Group", which is defined in the Rules of the Exchange as either individually or as a group:

1. the member (i.e. a member of the Exchange under the Exchange requirements);

2. employees of the member;

3. partners, officers and directors of the member;

4. affiliates of the member;

5. such other persons as the Exchange may determine; and

6. associates of any parties referred to in paragraphs 1 through 5 above.

Is not a member of the Pro Group.

4. Registrant Status. The Subscriber either:

Is a person registered or required to be registered under the Securities Act (British Columbia).

Is not a person registered or required to be registered under the Securities Act (British Columbia).

__________

Schedule "A"

TERMS OF SUBSCRIPTION AGREEMENT

  Subject to the approval and consent (the "Approval") of the Exchange and the acceptance of this subscription by the Corporation, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Corporation, subject to the terms and conditions set forth herein, the Debenture in the Principal Amount set out above (the "Subscription Price") which is tendered herewith. Subject to the terms hereof, this subscription agreement (the "Subscription Agreement") will be effective when executed by all the parties to it. This subscription is part of an offering by the Corporation of Debentures with principal amounts, totalling in the aggregate, of up to $5,000,000 (the "Offering").

  The Subscriber and the Corporation acknowledge and agree that the Debenture will be duly and validly created and issued pursuant to a trust indenture (the "Indenture") to be entered into between the Corporation and Computershare Trust Company of Canada (the "Trustee"), as trustee, to be dated the date of Issue of the Debentures (the "Issue Date"). The Indenture will govern the terms of issue of the Debenture and the conversion of the same and shall include the following terms:

    the Debenture will bear interest from the Issue Date at a rate of 10.0% per annum calculated and payable semi-annually in arrears on March 31 and September 30 in each year commencing September 30, 2013. The September 30, 2013 interest payment will represent interest for the period commencing on the Issue Date;

    repayment of the Principal Amount on the Debenture, together with interest thereon, will be made on or prior to 5:00 p.m. (Vancouver time) on September 30, 2017 (the "Maturity Date");

    the Debenture will be a direct obligation of the Corporation and will be secured by a charge on those certain specific assets (the "Assets") of the Corporation and Crailar Inc. ("Crailar US"), a wholly-owned subsidiary of the Corporation, located in South Carolina, which were granted as security (the "Prior Security") by the Corporation and Crailar US under the terms of that certain Convertible Debenture Indenture dated September 20, 2012, as entered into between the Corporation and Computershare Trust Company of Canada. The Debentures will be subordinated to the Prior Security on the Assets and will rank in priority to any other obligations of the Corporation to the extent secured and otherwise will rank subordinate to all present and future senior indebtedness of the Corporation and will rank pari-passu with each other series of Debentures issued under this Offering and, except as prescribed by law, with all other existing and future unsecured indebtedness of the Corporation;

    the Principal Amount on the Debenture is convertible into Shares at the option of the Subscriber, in whole or in part, at any time following the Issue Date prior to the close of business on the earlier of: (i) the Maturity Date, and (ii) the business day immediately preceding the Redemption Date(s) (defined below), as applicable, at a conversion price of $2.90 per Share (the "Conversion Price"), being a conversion rate of 344.828 Shares per $1,000 Principal Amount of the Debenture subject to adjustment in certain events set out in the Indenture (the "Conversion Rate"). Upon conversion of the entire Principal Amount of the Debenture, the holder of the Debenture will receive any accrued and unpaid interest thereon from and including the period of the last interest payment date on the Debenture prior to the date of conversion to the date that is one business day prior to the date of conversion (the "Date of Conversion"). If a holder surrenders a Debenture for conversion on an interest payment date or during the five preceding business days, the person or persons entitled to receive Shares in respect of the Debenture so surrendered for conversion shall not become a holder or holders of record of such Shares until the business day following such interest payment date. No fractional Shares will be issued, and holders will receive a cash payment in satisfaction of any fractional interest based on the volume-weighted average trading price of the Shares on the Exchange for the 20 consecutive trading days ending on the fifth trading day preceding the Date of

    Conversion, provided, however, that the Corporation shall not be required to make any payment of less than $5.00. A Debenture in respect of which a holder has accepted a notice in respect of a Debenture Offer (as defined below) pursuant to subsection 2(f) may be surrendered for conversion only if such notice is withdrawn in accordance with the terms of the Indenture;

    in the event that the volume weighted average trading price of the Shares on the Exchange during any 20 consecutive trading days ending at least five trading days preceding the date on which notice of redemption is given is not less than 125% of the Conversion Price, the Corporation may at its option, at any time on or after September 30, 2015 and prior to the Maturity Date, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined below, redeem in whole or in part from time to time the Principal Amount of the Debenture without penalty, at a redemption price equal to the Principal Amount plus accrued and unpaid interest on the Principal Amount repaid to the applicable date of prepayment (the "Redemption Date"). The Corporation will be required to provide the holder of the Debenture not more than 60 and not less than 30 days' notice of the Redemption Date and the holder will have the right to accept the repayment or convert the Principal Amount at any time prior to the Redemption Date in accordance with subsection 2(d) above;

  (f) Within 30 days following the occurrence of a Change of Control (as defined below), the Corporation will be required to make an offer in writing to holders of Debentures (the "Debenture Offer") to, at the holder's election, either: (i) purchase all of the holder's Debentures then outstanding at 100% of the principal amount thereof plus accrued and unpaid interest; or (ii) convert the holder's Debentures at the Change of Control Conversion Price (as defined below). However, if one or more holders of Debentures initiate or cause a Change of Control, then such holder or holders of Debentures will not be eligible to convert its respective Debenture at the Change of Control Conversion Price and may only convert its respective Debenture at the Conversion Price. No fractional Shares will be issued on a Change of Control but in lieu thereof the Corporation shall satisfy fractional interests by a cash payment in satisfaction of any fractional interest based on the volume-weighted average trading price of the Shares on the Exchange for the 20 consecutive trading days ending on the fifth trading day preceding the Date of Conversion, provided, however, that the Corporation shall not be required to make any payment of less than $5.00.

  For the purpose of this Subscription Agreement and the Indenture, a "Change of Control" means: (i) any transaction (whether by purchase, merger or otherwise) whereby a person or persons acting jointly or in concert (within the meanings of Multilateral Instrument 62-104 - Take-Over Bids and Issuer Bids) directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Corporation, more than 50% of the votes that may be ordinarily cast at a general meeting; (ii) the Corporation's amalgamation, consolidation or merger with or into any other person, any merger of another person into the Corporation, unless the holders of voting securities of the Corporation immediately prior to such amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction in the Corporation or the successor entity upon completion of the amalgamation, consolidation or merger; and (iii) any conveyance, transfer, sale, lease or other disposition of more than 50% of the Corporation's and the Corporation's subsidiaries' assets and properties, taken as a whole, to another arm's length person whether in one or more transactions.

  The Indenture will contain notification and repurchase provisions requiring the Corporation to give written notice to the Trustee of the occurrence of a Change of Control within 30 days of such event together with the Debenture Offer. The Trustee will thereafter promptly mail to each holder of Debentures a notice of the Change of Control together with a copy of the Debenture Offer to repurchase all the outstanding Debentures. If 90% or more of the aggregate principal amount of the Debentures outstanding on the date of the giving of notice of the Change of Control have been tendered to the Corporation pursuant to the Debenture Offer, the Corporation will have the right to redeem all the remaining Debentures at the same price. Notice of such redemption must be given by the Corporation to the Trustee within ten days following the expiry of the Debenture Offer, and as soon as possible thereafter, by the Trustee to the holders of the Debentures not tendered pursuant to the Debenture Offer.

  The "Change of Control Conversion Price" will be calculated as follows:

  COCCP = ECP/(1+(CP x (c/t))) where:

  COCCP is the Change of Control Conversion Price;

  ECP = is the Conversion Price in effect on the date of the Change of Control event (the "Effective Date");

  CP = initial premium 31.2%;

  c = the number of days from and including the Effective Date to but excluding the Maturity Date; and

  t = the number of days from and including the Closing Date to but excluding the Maturity Date.

  (g) the Conversion Rate will be subject to standard anti-dilution provisions, including an adjustment to the Conversion Rate in certain events including, without limitation, the subdivision or consolidation of the outstanding Shares, the issue of Shares or securities convertible into Shares by way of stock dividend or distribution, a dividend or distribution paid to all or substantially all of the holders of Shares, the issue of rights, options or warrants to all or substantially all of the holders of Shares in certain circumstances, and the distribution to all or substantially all of the holders of Shares of any other class of shares, rights, options or warrants, evidences of indebtedness or assets. The Conversion Rate will also be subject to standard anti-dilution adjustments upon, inter alia, share consolidations, share splits, spin-off events, rights issues and reorganizations;

  (h) if the Corporation is required to withhold or deduct any amount for or on account of Canadian taxes from any payment made under or with respect to the Debenture, the Corporation, subject to certain exceptions as set out in the Indenture, will pay to each holder as additional interest such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received by the holder after such withholding or deduction (and after deducting any Canadian taxes on such Additional Amounts) will not be less than the amount the holder would have received if such Canadian taxes had not been withheld or deducted;

  (i) the Corporation may purchase convertible debentures of the Corporation for cancellation by tender or by private contract at any time subject to regulatory requirements; and

  (j) the Indenture shall otherwise be in such form and contain such terms as shall be approved by the Corporation and the Trustee.

  The Subscriber, acknowledges that the offer, sale and issuance of the Debenture as contemplated by this Subscription Agreement is subject to, among other things, the following conditions being fulfilled or performed on or before 5 p.m. (Vancouver time) on the day of completing this Subscription as the Corporation may determine (the "Closing Time"):

    the Subscriber delivering to the Corporation not later than the Closing Time:

      one fully completed and duly executed copy of this Subscription Agreement, including the applicable Schedules and all other documentation contemplated herein;

      a certified cheque, bank draft or evidence of completed wire transfer, payable to the Corporation, or such other method of payment acceptable to the Corporation, representing the aggregate Subscription Price payable for the Debenture subscribed for by the Subscriber;

    the offer, sale and issuance of the Debenture being exempt from the prospectus and registration requirements of Applicable Securities Laws. As used in this Agreement, "Applicable Securities Laws" means any and all securities laws including, statutes, rules, regulations, by-laws, policies, guidelines, orders, decisions, rulings and awards, applicable in the jurisdiction in which the Debenture will be offered, sold and issued hereunder;

    the Subscriber executing and delivering to the Corporation all reports, undertakings or other documents required under Applicable Securities Laws in connection with the offer, sale and issuance of the Debenture to the Subscriber;

    the Exchange approving the issuance of the Debenture and the conditional listing of the common shares issuable upon conversion of the Debenture;

    the representations and warranties of the Corporation and the Subscriber having been true and correct as of the date hereof and being true and correct at the Closing Time;

    there having been no material adverse change in the business, assets or financial condition of the Corporation since the execution of this Subscription Agreement; and

    all documentation relating to the offer, sale and issuance of the Debenture being in form and substance satisfactory to the Corporation.

  The Subscriber acknowledges and agrees that:

    the Subscriber is acquiring the Debenture pursuant to an exemption from the prospectus requirements of the Applicable Securities Laws in all jurisdictions relevant to this Subscription Agreement, and, as a consequence, the Subscriber will not be entitled to use most of the civil remedies available under the Applicable Securities Laws and the Subscriber will not receive information that would otherwise be required to be provided to the Subscriber pursuant to the Applicable Securities Laws;

    any transfer, resale or other subsequent disposition of the Debenture and the Shares issued upon conversion of the Debenture (together the "Securities") will be subject to restrictions contained in the Applicable Securities Laws applicable to the holder of the Securities or to the proposed transferee, including, but not limited to, resale restrictions under the Securities Act (British Columbia), and under the policies of the Exchange, and legends may be placed on the certificates representing the Securities noting the applicable restrictions substantially in the following form and with the necessary information inserted:

    "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert the date that is four months and a day from the distribution date]."

    and

    "WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert date]."

    and

    "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS

    OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSEFERRED EXPECT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES"

    or

    "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSEFERRED EXPECT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.";

    the Subscriber has been advised by the Corporation that the Subscriber should consult its own legal adviser before disposing of all or any of the Securities to avoid breach of the Applicable Securities Laws;

    the Subscriber has knowledge in financial and business affairs, is capable of evaluating the merits and risks of an investment in the Debenture and the Subscriber has not received an offering memorandum or similar disclosure documents;

    the Subscriber has been given an adequate opportunity to ask questions of, and receive answers from, the officers of the Corporation concerning the sale of the Debenture and to obtain such additional information as the Subscriber deems necessary in order to evaluate an investment in the Corporation and the Corporation has provided all information requested by the Subscriber;

    neither the British Columbia Securities Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of an investment in the Debenture;

    finder's fees or other commissions may be paid by the Corporation in connection with this Subscription Agreement and others forming part of the Offering;

    none of the Securities have been registered under the U.S. Securities Act (as defined below) or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, as that term is defined in Regulation S (as defined below), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act;

    it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation;

    the Corporation's counsel is acting as counsel to the Corporation and not as counsel to the Subscriber (or any person on whose behalf the Subscriber is contracting); and

    it is not acting jointly or in concert with any other subscriber for Debentures for the purposes of acquisition of the Debentures.

  The Subscriber hereby covenants, represents and warrants to and with the Corporation (which covenants, representations and warranties are true and correct as at the date hereof and acknowledges and confirms that the Corporation is relying on such representations and warranties in connection with the offer, sale and issuance of the Securities to the Subscriber) that:

    the Subscriber is familiar with the aims and objectives of the Corporation and the proposed use of the proceeds received by the Corporation from the sale of the Debenture;

    the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

    the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber is a party or by which the Subscriber is bound;

    the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

    if the Subscriber is resident in an International Jurisdiction (which is defined herein to mean a country other than Canada or the United States), it certifies in particular that it is not resident in Canada or the United States and further acknowledges and certifies that:

      no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

      there is no government or other insurance covering the Securities;

      there are risks associated with the purchase of the Securities;

      there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to determine what those restrictions are and to comply with them before selling the Securities;

      the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell the Securities under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

      the Subscriber is knowledgeable of securities legislation having application or jurisdiction over the Subscriber and the Offering (other than the laws of Canada) which would apply to this Subscription Agreement;

      the Subscriber is purchasing the Securities pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Shares, and the Corporation has no filing obligations in the International Jurisdiction;

      no laws in the International Jurisdiction require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

      the Securities are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction.

    if the Subscriber is acquiring the Debenture as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

    the Subscriber is not aware of any advertisement in connection with the Securities; and

    no person has made to the Subscriber any written or oral representations:

      that any person will resell or repurchase any of the Securities,

      as to the future price or value of any of the Securities, or that application has been made to list and post the common shares of the Corporation on any stock exchange other than the Exchange.

  The Subscriber, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Corporation that the Subscriber is purchasing the Debenture as principal for its own account, it is purchasing such Debenture not for the benefit of any other person, and not with a view to the resale or distribution of the Debenture and if the Subscriber is a resident of or otherwise subject to the securities laws of any province or territory of Canada, one of the following exemptions applies to the Subscriber:

    Accredited Investor Exemption

    The Subscriber is an "Accredited Investor" and the Subscriber has properly completed and duly executed the Accredited Investor Certificate attached to this Subscription Agreement as Schedule "C" indicating the means by which the Subscriber is an Accredited Investor and confirms the truth and accuracy of all statements made by the Subscriber in such certificate; or

    Family, Friends and Business Associates Exemptions

      The Subscriber is a resident of a Province or Territory of Canada other than Ontario or Saskatchewan, and is:

        a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation,

        a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation,

        a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation,

        a close personal friend of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation,

        a close business associate of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation,

        a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation,

        a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Corporation,

        a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (A) to (G), or a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (A) to (G); or

      The Subscriber is a resident of Ontario and is:

        a founder of the Corporation,

        an affiliate of a founder of the Corporation,

        a spouse, parent, brother, sister, grandparent, grandchild or child of an executive officer, director or founder of the Corporation, or a person that is a control person of the Corporation; or

    Employee, Executive Officer, Director and Consultant Exemptions

    The Subscriber is:

      an employee, executive officer, director or consultant of the Corporation,

      an employee, executive officer, director or consultant of a related entity of the Corporation, or a permitted assign of a person referred to in paragraphs (i) or (ii)

  and the Subscriber's purchase is voluntary.

  In this Agreement:

    "Regulation D" means Regulation D promulgated under the U.S. Securities Act;

    "Regulation S" means Regulation S promulgated under the U.S. Securities Act;

    "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

    "U.S. Fiduciary" means a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States holding a discretionary account or similar account (other than an estate or trust) for the benefit or account of a non-U.S. Person, which U.S. Fiduciary is excluded from the definition of "U.S. Person" pursuant to paragraph (k)(2)(i) of Rule 902 of Regulation S, provided that the U.S. Fiduciary is acting solely in its capacity as the holder of such accounts;

    "U.S. Person" means "U.S. person" as defined in Rule 902(k) of Regulation S, and includes but is not limited to (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any partnership or corporation organized or incorporated outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a) of Regulation D) who are not natural persons, estates or trusts; (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person;

    "U.S. Purchaser" means:

      any person, other than a U.S. Fiduciary, resident in the United States;

      any U.S. Person;

      any person purchasing the Debenture for the account or benefit of a U.S. Person or person in the United States;

      any person, other than a U.S. Fiduciary, that receives or received an offer of the Debenture while in the United States; or

      any person, other than a U.S. Fiduciary, that was (or whose authorized signatory was) in the United States at the time their buy order was originated or this Agreement was executed; and

    "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

  Unless the Subscriber is a U.S. Purchaser that has completed and delivered the Certification of U.S. Purchaser attached hereto as Schedule "F" (in which case the Subscriber makes the representations, warranties and covenants therein), the Subscriber represents and warrants that it and the disclosed principal, if any:

    is not, and is not purchasing the Debenture for the account or benefit of, a U.S. Person or person in the United States;

    unless the Purchaser is a U.S. Fiduciary, it was not offered the Debenture in the United States;

    it was not offered the Debenture as the result of any "directed selling efforts", as that term is defined in Regulation S under the U.S. Securities Act;

    unless the Purchaser is a U.S. Fiduciary, at the time its order for the Debenture was placed and the subscription for its Debenture was executed and delivered to the Corporation, it (or its authorized signatory) was not in the United States;

    warrants that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act; ~~and~~

    has no intention to distribute either directly or indirectly any of the Debenture or any securities issuable upon conversion of the Debenture in the United States or to, or for the account or benefit of, a person in the United States, except in compliance with the U.S. Securities Act and any applicable state securities laws; and

  (g) it acknowledges that the certificates representing the Debenture issued hereunder and any securities issuable upon conversion of the Debenture, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legends:

  "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSEFERRED EXPECT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

  The Subscriber acknowledges that the Debenture may not be converted by the holder by or for the account or benefit of a U.S. Person or a person in the United States unless the Debenture and securities issuable upon conversion of the Debenture are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption is available from the registration requirements of such laws, and the holder has furnished an opinion of counsel satisfactory to the Corporation to such effect; provided that in the case of a Subscriber who delivers the Certification of U.S. Purchaser attached as Schedule "F" hereto in connection with its purchase of the Debenture pursuant to this private placement, the Subscriber will not be required to deliver an opinion of counsel in connection with the due conversion of the Debenture by the Subscriber provided that no commission or other remuneration is paid or given directly or indirectly for soliciting such conversion.

  The Subscriber acknowledges that the representations and warranties in the Subscription Agreement are made by the Subscriber with the intent that they be relied upon by the Corporation and its legal counsel in determining the Subscriber's suitability as a subscriber of the Debenture, and the Subscriber hereby agrees to indemnify the Corporation and its legal counsel against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth in the Subscription Agreement which takes place prior to the Closing. The representations and warranties of the Subscriber will survive the completion of the purchase and sale of the Debenture.

  The Corporation represents and warrants as follows to the Subscriber at the date of this Subscription Agreement and at the time of delivery of the Debenture and acknowledges and confirms that the Subscriber is relying upon such representations and warranties in connection with the offer, sale and issuance of the Debenture to the Subscriber:

    the Corporation is a corporation existing under the laws of the jurisdiction in which it is incorporated;

    the execution and delivery of, and performance by the Corporation of this Subscription Agreement have been authorized by all necessary corporate action on the part of the Corporation;

    this Subscription Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation enforceable against it in accordance with its terms;

    the Corporation is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation;

    the Corporation is a reporting corporation in all of the provinces of Canada and is in compliance with its obligations under the Applicable Securities Laws in all material respects;

    the Corporation has the power and authority to create, issue and deliver the Debenture and perform its obligations under the Debenture;

    as of the date hereof, the Corporation will have taken all corporate steps necessary to duly authorize all matters in connection with the Subscription Agreement and such other agreements and instruments as contemplated herein or therein;

    the Corporation has complied, or will comply, with all Applicable Securities Laws in connection with the issuance of the Debenture;

    no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required by the Corporation in connection with the execution and delivery or with the performance by the Corporation of this Subscription Agreement except in compliance with the Applicable Securities Laws and the requirements of the Exchange;

    all information contained in its public continuous disclosure relating to the Corporation or any of its subsidiaries is true and accurate in all material respects as of the date on which such information is certified or stated. As of the date hereof (and the Closing Time), after due and careful enquiry, the Corporation is not aware of any fact or circumstance that has not been disclosed prior to the date of this Subscription, which materially and adversely effects or may materially and adversely affect the business, assets or financial condition of the Corporation or any of its subsidiaries or the ability of the Corporation to perform its obligations under this Subscription Agreement or the Debenture; and

    the Shares are listed and posted for trading on the Exchange.

  For a period of at least 12 months following the date hereof, the Corporation hereby covenants and agrees with the Subscriber as follows:

    the Corporation shall maintain its status as a "reporting issuer" and not be in material default of any requirement of the Applicable Securities Laws; and

    the Corporation shall use its reasonable commercial efforts to maintain the listing of its common shares on the Exchange.

  The Corporation acknowledges that the representations, warranties and covenants contained herein are made by the Corporation with the intention that they may be relied upon by the Subscriber in determining the Subscriber's eligibility to acquire the Debenture under Applicable Securities Laws. The Corporation further agrees that by executing the Debenture, the Corporation will be representing and warranting that the foregoing representations and warranties are true and correct as at the time of delivery of such Debenture with the same force and effect as if they had been made by the Corporation at such time, and that they shall survive the completion of the transactions contemplated under this Subscription Agreement.

  The Subscriber represents and warrants that the aggregate Principal Amount (purchase price) which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (commonly referred to as the "USA PATRIOT Act"), and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (i) none of the Principal Amount to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith.

  The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber's (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Subscriber's subscription. The Subscriber acknowledges and consents to the Corporation retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation may be required by Applicable Securities Laws, stock exchange rules and/or Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting. In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation may use and disclose the Subscriber's personal information, or that of each beneficial purchaser for whom the Subscriber are contracting hereunder, as follows:

    for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

    for use and disclosure to the Corporation's transfer agent and registrar;

    for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

    disclosure to securities regulatory authorities (including the Exchange) and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

    disclosure to a governmental or other authority (including the Exchange) to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

    disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

    disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber's prior written consent;

    disclosure to a court determining the rights of the parties under this Subscription Agreement; or

    for use and disclosure as otherwise required or permitted by law.

  The Subscriber further acknowledges and agrees that the Exchange collects personal information in forms submitted by the Corporation, which will include personal information regarding the Subscriber. The Subscriber agrees that the Exchange may use this information in the manner provided for in Appendix 6A to the TSX-V Corporate Finance Policy Manual, a copy of which may be viewed at the TSX-V website, www.tsx.com and is incorporated herein by reference. The Subscriber further acknowledges that the Ontario Securities Commission collects personal information in forms submitted to it by the Corporation, including information about the Subscriber, the Subscriber's address and contact information, and the Subscriber's subscription. The Subscriber acknowledges that the Ontario Securities Commission is entitled to collect the information under authority granted to it under Applicable Securities Laws for the purpose of administration and enforcement of the Applicable Securities Laws in Ontario. The Subscriber acknowledges that it may obtain information regarding the collection of this information by contacting the Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3682, Facsimile: (416) 593-8252. The Subscriber consents to the collection of personal information by the Ontario Securities Commission.

  The Subscriber acknowledges that all warranties, conditions, representations or stipulations, whether express or implied and whether arising hereunder or under prior agreement or statement or by statute or at common law are expressly those of the Corporation. The Subscriber acknowledges that no information or representation concerning the Corporation has been provided to the Subscriber by the Corporation other than those contained in this Subscription Agreement and that the Subscriber is relying entirely upon this Subscription Agreement and the public record.

  The Subscriber acknowledges that, although Debentures may be issued to other purchasers under the Offering concurrently with the Closing, there may be other sales of Debentures under the Offering, some or all of which may close before or after the Closing. The Subscriber further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Corporation's objectives and that further closings may not take place after the Closing.

  Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of Canada.

  This Subscription Agreement is to be governed and interpreted according to the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

  This Subscription becomes effective when executed by all of the parties to it. After that time, it will be binding upon and enure to the benefit of the parties and their respective successors, heirs, executors, administrators and legal representatives. This Subscription Agreement is neither transferable nor assignable.

  The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the Exchange and any other required regulatory approvals.

  The Corporation shall be entitled to rely on delivery by facsimile machine or other electronic transmission of an executed copy of this Subscription Agreement including Schedules, and acceptance by the Corporation of such facsimile copy or electronic transmission shall be equally effective to create a valid and binding agreement in accordance with the terms hereof.

  The invalidity or non-enforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

  Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Debenture and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Corporation, by the Subscriber or by anyone else.

  The parties to this Convertible Debenture have expressly requested that this agreement be drawn in English; les parties aux presentes confirment qu'elles ont exige que le present emprunt obligataire convertible redige en anglais.

__________

Schedule "B"

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

  Placee Information:

    Name:

    Complete Address:

    Jurisdiction of Incorporation or Creation:

  (a) Is the Placee purchasing securities as a portfolio manager: (Yes/No)?

  (b) Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? _____________

  If the answer to 2(b) above was "Yes", the undersigned certifies that:

    it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

    it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

    it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

    the total asset value of the investment portfolios it manages on behalf of clients is not less than CDN$20,000,000; and

    it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

  If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

  * If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

  Acknowledgement - Personal Information and Securities Laws

(a) "Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b) The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at on

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature

appears above)

__________

THIS IS NOT A PUBLIC DOCUMENT

Schedule "C"

ACCREDITED INVESTOR CERTIFICATE
(To be completed by Accredited Investors only)

The undersigned (the "Subscriber") hereby confirms and certifies to Crailar Technologies Inc. (the "Corporation") that the Subscriber is purchasing the Debenture as principal and that the Subscriber is an "Accredited Investor" as defined in NI 45-106 and is: [check appropriate boxes]

(a) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

(b) an individual whose net income before taxes exceeded CDN$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(c) an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

(d) a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor in this paragraph (d);

(e) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(f) a Canadian financial institution, or a Schedule III bank;

(g) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(h) a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(i) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(j) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

(k) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(l) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

(m) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(n) a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

(o) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

(ii) a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106; OR

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

(p) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(q) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(r) a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(s) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(t) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor; or

(ii) an exempt purchaser after NI 45-106 comes into force;

and for purposes hereof, words and phrases which are used in this Accredited Investor Certificate and which are defined in NI 45-106 will have the meaning ascribed thereto in NI 45-106. Certain definitions that are relevant to qualifications as an "Accredited Investor" are attached hereto as Appendix I. You must review these definitions carefully.

EXECUTED by the Subscriber at _____________________, this ________ day of ___________________, 20__.
If a corporation, partnership or other entity: Signature of Authorized Signatory Name and Position of Signatory Name of Purchasing Entity Jurisdiction of Residence	If an Individual: Signature Print Name Jurisdiction of Residence

__________

Appendix I to Schedule "C"

DEFINITIONS RELEVANT TO QUALIFICATIONS AS AN ACCREDITED INVESTOR

(a) "Canadian financial institution" means:

(i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii) a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b) "control person" has the meaning ascribed to that term in securities legislation except Ontario where "control person" means any person that holds or is one of a combination of persons that hold

(i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c) "eligibility adviser" means a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed;

(d) "executive officer" means, for an issuer, an individual who is

(i) a chair, vice-chair or president,

(ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii) an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv) performing a policy-making function in respect of the issuer;

(e) "financial assets" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f) "founder" means, in respect of an issuer, a person who,

(i) acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation, and

(ii) at the time of the trade is actively involved in the business of the issuer;

(g) "fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h) "investment fund" has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(i) "person" includes

(i) an individual,

(ii) a corporation,

(iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(j) "related liabilities" means

(i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii) liabilities that are secured by financial assets.

(k) "spouse" means, an individual who,

(i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii) in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l) "subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

      Affiliated Entities and Control

1. An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2. A person (first person) is considered to control another person (second person) if

(a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

__________

Schedule "D"

STATEMENT OF FRIENDS, FAMILY AND BUSINESS ASSOCIATES

This Schedule "D" must be completed by Subscribers who are relying on the "friends, family and business associates" exemption from prospectus requirements.

For the purposes of this Subscription Agreement, a "close personal friend" of a director, executive officer, founder or control person of the Corporation is an individual who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. The term "close personal friend" can include a family member who is not already specifically identified in the exemptions if the family member satisfies the criteria described above.

An individual is not a close personal friend solely because the individual is:

    a relative,

    a member of the same organization, association or religious group, or a client, customer, former client or former customer.

    For the purposes of this Subscription Agreement, a "close business associate" is an individual who has had sufficient prior business dealings with a director, executive officer, founder or control person of the Corporation to be in a position to assess their capabilities and trustworthiness.

    An individual is not a close business associate solely because the individual is:

    a member of the same organization, association or religious group, or a client, customer, former client or former customer.

The relationship between the individual and the director, executive officer, founder or control person must be direct. For example, the exemptions are not available for a close personal friend of a close personal friend of a director of the Corporation.

In connection with the purchase of a convertible debenture (the "Debenture") of Crailar Technologies Inc. (the "Corporation") by the undersigned Subscriber, or if applicable, the principal on whose behalf the undersigned is purchasing as agent, the Subscriber hereby represents, warrants, covenants and ratifies to the Corporation that:

1. The Subscriber is resident in or is subject to the laws of a Province or Territory of Canada other than Ontario or Saskatchewan;

2. The Subscriber is purchasing the Debenture as principal for its own account;

3. It is (please initial):

___ (a) a founder, director, executive officer or control person of the Corporation, or of an affiliate of the Corporation; or

___ (b) a spouse, parent, grandparent, brother, sister, grandchild or child of a founder, director, executive officer or control person of the Corporation, or of an affiliate of the Corporation; or

___ (c) a parent, grandparent, brother, sister, grandchild or child of the spouse of a director, senior officer or control person of the Corporation or of an affiliate of the Corporation; or

___ (d) a close personal friend of a founder, director, executive officer or control person of the Corporation, or of an affiliate of the Corporation, the details of whose relationship is as follows; or

(insert name of applicable person)

Length of Relationship

Details of Relationship

___ (e) a close business associate of a founder, director, executive officer or control person of the Corporation, or of an affiliate of the Corporation, the details of whose relationship is as follows; or

(insert name of applicable person)

Length of Relationship

Prior Business Dealings

Details of Relationship

___ (f) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (a) to (e) (and in the case of paragraphs (d) or (e), the following information is provided):

(insert name of applicable person)

Length of Relationship

Prior Business Dealings (if applicable)

Details of Relationship

___ (g) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (a) to (e) (and in the case of paragraphs (d) or (e), the following information is provided):

(insert name of applicable person)

Length of Relationship

Prior Business Dealings (if applicable)

Details of Relationship

4. For the purposes hereof, words and phrases used in this Schedule "D" and which are defined in NI 45-106 will have the meaning ascribed thereto in NI 45-106.

5. Upon execution of this Schedule "D" by the Subscriber, this Schedule "D" will be incorporated into and form a part of the Subscription Agreement.

EXECUTED by the Subscriber at , this day of , 20____.
If a corporation, partnership or other entity:	If an individual:

Name of Corporate Subscriber	Signature of Subscriber

Signature of Authorized Signatory	Name of Subscriber

Name and Title of Authorized Signatory

__________

Schedule "E"

STATEMENT OF ONTARIO FOUNDERS, CONTROL PERSONS AND FAMILY

This Schedule "E" must be completed by Ontario Subscribers who are relying on the "founder, control person and family - Ontario" exemption from prospectus requirements. In connection with the purchase of a convertible debenture ("Debenture") of Crailar Technologies Inc. (the "Corporation") by the undersigned Subscriber, or if applicable, the principal on whose behalf the undersigned is purchasing as agent, the Subscriber hereby represents, warrants, covenants and ratifies to the Corporation that:

1. The Subscriber is resident in or is subject to the laws of Ontario;

2. The Subscriber is purchasing the Debenture as principal for its own account; and

3. It is (please initial):

a founder of the Corporation;

an affiliate of a founder of the Corporation;

a spouse, parent, brother, sister, grandparent, grandchild or child of the following executive officer, director or founder of the Corporation: ; OR a person that is a control person of the Corporation.

4. For the purposes hereof, words and phrases used in this Schedule "E" and which are defined in NI 45-106 will have the meaning ascribed thereto in NI 45-106.

5. Upon execution of this Schedule "C" by the Subscriber, this Schedule "E" will be incorporated into and form a part of the Subscription Agreement.

EXECUTED by the Subscriber at , this day of

, 20_____.
If a corporation, partnership or other entity:	If an individual:

Name of Corporate Subscriber	Signature of Subscriber

Signature of Authorized Signatory	Name of Subscriber

Name and Title of Authorized Signatory

__________

Schedule "F"

CERTIFICATION OF U.S. PURCHASER

TO: CRAILAR TECHNOLOGIES INC. (the "Corporation") .

RE: SUBSCRIPTION FOR SECURITIES OF THE CORPORATION.

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached. In the event of a conflict between the terms of this certification and such Subscription Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Subscription Agreement to which this Schedule is attached, the undersigned Subscriber covenants, represents and warrants to the Corporation that:

(a) It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Debenture and it is able to bear the economic risk of loss of its entire investment.

(b) The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the private placement, and it has had access to such information concerning the Corporation (including access to the Corporation's public filings available on the Internet at www.sedar.com) as it has considered necessary or appropriate in connection with its investment decision to acquire the Debenture, and that any answers to questions and any request for information have been complied with to the Subscriber's satisfaction.

(c) It is acquiring the Debenture for its own account, or for the account of one or more persons for whom it is exercising sole investment discretion, (a "Beneficial Purchaser"), for investment purposes only and not with a view to resale or distribution and, in particular, neither it nor any Beneficial Purchaser for whose account it is purchasing the Debenture has any intention to distribute either directly or indirectly the Debenture in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States; provided, however, that this paragraph shall not restrict the Subscriber from selling or otherwise disposing of any the Debenture pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

(d) The address of the Subscriber set out on the front page of the Subscription Agreement is the true and correct principal address of the Subscriber and can be relied on by the Corporation for the purposes of state blue-sky laws and the Subscriber has not been formed for the specific purpose of purchasing the Debenture.

(e) It understands (i) that the Debenture and any securities issuable upon conversion of the Debenture have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506 of Regulation D under the U.S. Securities Act and/or Section 4(a)(2) of the U.S. Securities Act.

(f) It, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Debenture, is (are) an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines and write "SUB" for the criteria the Subscriber meets and "BEN" for the criteria any persons for whose account or benefit the Subscriber is purchasing the Debenture meets):

1. Initials _______	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
2. Initials _______	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
3. Initials _______	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or
4. Initials _______	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or
5. Initials _______	An investment company registered under the United States Investment Company Act of 1940; or
6. Initials _______	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or
7. Initials _______	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or
8. Initials _______

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

9. Initials _______

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or

10. Initials _______	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or
11. Initials _______

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Debenture offered, with total assets in excess of US$5,000,000; or

12. Initials _______	Any director or executive officer of the Corporation; or
13. Initials _______

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated by this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of securities contemplated by this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

14. Initials _______

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

15. Initials _______

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Debenture offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

16. Initials _______	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

(g) It has not purchased the Debenture as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h) It acknowledges that the Debenture, and any securities issued upon exercise of the Debenture will be, "restricted securities", as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, the Debenture or any securities issued upon exercise of the Debenture absent such registration, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, the Debenture, directly or indirectly, except:

(i) to the Corporation;

(ii) outside the United States in an "offshore transaction" meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(iii) in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

  in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Corporation an opinion of counsel in form and substance reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (i) below may be removed.

(i) It acknowledges that the certificates representing the Debenture issued hereunder and any securities issuable upon conversion of the Debenture, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legends:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSEFERRED EXPECT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

(j) It consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this certification and the Subscription Agreement.

(k) It understands and acknowledges that the Corporation is not currently, nor is it obligated to become, a "foreign issuer" within the meaning of Regulation S.

(l) It understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Debenture or the securities issued on conversion of the Debenture. The Corporation does not give any opinion or make any representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such Debenture or the securities issued on conversion of the Debenture. In particular, no determination has been made whether the Corporation will be a "passive foreign investment company" (commonly known as a "PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code.

(m) It understands and acknowledges that the Corporation is incorporated outside the United States, consequently, it may be difficult to provide service of process on the Corporation and it may be difficult to enforce any judgment against the Corporation.

(n) It understands that the Corporation does not have any obligation to register the Debenture or the securities issued on conversion of the Debenture under the U.S. Securities Act or any applicable state securities laws or to take action so as to permit resales of the Debenture or the securities issued on conversion of the Debenture. Accordingly, the Subscriber understands that absent registration, the Subscriber may be required to hold the Debenture or the securities issued on conversion of the Debenture indefinitely. As a consequence, the Subscriber understands that it must bear the economic risks of the investment in the Debenture and the securities issued on conversion of the Debenture for an indefinite period of time.

ONLY U.S. PURCHASERS NEED COMPLETE AND SIGN

Dated _______________ 2013.

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Signature of individual (if Subscriber is an individual)

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Authorized signatory (if Subscriber is not an individual)

Name of Subscriber (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

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